Exhibit 3.3


                                                               STATE OF WYOMING
                                                                    FILED
                                                                 At 4:40 p.m
                                                                  JUN 9 1981
                                                                    181324
                                                                THYRA THOMSON
                                                              SECRETARY OF STATE

                          ROCKY MOUNTAIN MINERALS, INC.

                     STATEMENT CONCERNING $1.50 CUMULATIVE.
                           CONVERTIBLE PREFERRED STOCK

      Rocky Mountain Minerals, Inc., a Wyoming corporation, hereby states as follows pursuant to ss. 13 of the Wyoming Business Corporation Act:

      1.    The name of the corporation is Rocky Mountain Minerals, Inc.

      2. The resolutions adopted by the corporation's Board of Directors establishing and designating the corporation's $1.50 Cumulative Convertible Preferred Stock, and the relative rights and preferences thereof, are as follows:

      RESOLVED, that the maximum of 440,000 shares of Preferred Stock to be offered and sold pursuant to a Registration Statement on Form S-3, registration number 2-70876, shall be designated $1.50 Cumulative Convertible Preferred Stock, such stock to bear dividends at the rate of $1.50 per share per annum, and no more, to accrue from June 12, 1981. Such dividends shall have full priority over any dividends which may be declared upon the common stock of the Corporation. Dividends shall be cumulative and are payable annually in cash, in shares of the Corporation's common stock or in kind, at the election of the Board of Directors by resolution duly adopted, if and when declared by such Board of Directors pursuant to Wyoming law only from unrestricted and unreserved earned surplus.

      RESOLVED FURTHER, that the foregoing dividends shall be payable in shares of the Corporation's common stock only from unrestricted and unreserved surplus.

      RESOLVED FURTHER, that the foregoing dividends shall be paid in gold bullion, but only to the extent the Corporation has gold bullion, and then in accordance with the foregoing resolutions. Such dividends, if so paid in gold bullion, shall be declared and paid based upon the afternoon London fixing price of gold on the day preceding the record date, which, for all dividends, shall be July 1 of each year. Dividends shall not be paid in gold bullion except in whole increments of one ounce each, but the Corporation shall pay cash or shares of common stock for fractional amounts.

      RESOLVED FURTHER, that any shares of common stock issued as dividends to holders of record of Preferred Stock pursuant to the foregoing resolutions, shall be as of the foregoing record date each year, and shall be issued within 15 days of such record date. The number of shares of commn stock to be issued as dividends shall be determined with reference to the average bid price of the common stock as reported on NASDAQ for the 30 day period immediately preceding July 1 of each year.

      RESOLVED FURTHER, that the foregoing shares of Preferred Stock shall be redeemable at the option of the Corporation in amounts of at least $100,000 at any time subsequent to June 12, 1983, at a redemption price of $15.00 per such share, plus accrued or unpaid dividends, payable in cash, shares of common stock or one ounce increments of gold bullion, based upon the London afternoon fixing price of gold at the close of the day, 60 days before the redemption gate. such redemption shall be made by the Corporation in gold, if and to the extent the Corporation has gold in amounts equal to at least $100,000, but only in one ounce increments. The balance of any such redemption price which would otherwise be payable in gold shall be paid in cash or shares of common stock, and if the Corporation does not have at least $100/000 in gold bullion, such redemption price shall be paid in cash or shares of common stock, at the election of the Board of Directors. The number of shares of common stock which shall be issued in payment of the redemption price in accordance with the foregoing, shall be determined with reference to the average bid price of the common stock that is reported on NASDAQ for the 30 day period prior to the giving of notice of redemption.

      RESOLVED FURTHER, that notice of redemption as set forth in the foregoing resolutions shall be given at least 60 days prior to the date fixed for redemption, and the shares to be redeemed shall be determined in such manner as the Board of Directors may by resolution duly adopted provide. If notice of redemption shall have been given and the funds necessary for redemption shall have been deposited in trust or otherwise preserved for such redemption pursuant to such provisions and instruments as the Board of Directors shall establish for such purpose, then from such designated redemption date the holders of Preferred Stock called for redemption shall have no rights with respect to their shares except the right to receive the redemption price without interest, and the shares so called shall no longer be deemed outstanding shares of the Corporation's capital stock.

      RESOLVED FURTHER, that in the event of any liquidation, dissolution or winding-up of the Corporation, the holders of the Preferred Stock as set forth in the foregoing resolutions shall be entitled to receive an amount equal to $10.00 per such share plus accrued dividends, prior to any distributions of assets to be made to holders of common stock.

      RESOLVED FURTHER, that the holders of the Preferred Stock shall be entitled at any time (except in the case of such shares called for redemption pursuant to the foregoing resolutions, not after the redemption date) to convert each share of Preferred Stock into 20 shares of common stock, subject to adjustment as set forth in the following resolution, and that all shares of common stock issued upon conversion, upon redemption and in payment of dividends pursuant to the foregoing resolutions, shall be issued fully paid and nonassessable.

      RESOLVED FURTHER, that the number of shares of common stock to be issued upon conversion of shares of Preferred Stock shall be increased if the Corporation should issue to an officer, director or other affiliate of the Corporation any additional common stock after June 9, 1981, for consideration per such share of common stock less than the then current market price of such common stock, and for stock splits and stock combinations, such increases to be effective upon issuance of such shares, provided that no such increase shall be made upon the issuance of common stock in connection with the payment of dividends on or the redemption of Preferred Stock, or in connection with the acquisition of property or assets other than cash, except cash acquired as part of a going concern and also other than property or assets acquired from a principal shareholder of the Corporation or an affiliate of such principal shareholder, or in connection with the issuance of up to 1,000,000 shares of common stock if issued pursuant to the Corporation's existing stock option plan, or in connection with the issuance of up to

      1,200,000 shares of common stock issued upon conversion of warrants to purchase common stock outstanding as of June 9, 1981, provided further, that no fractional shares of the common stock shall be issued upon conversion of shares of Preferred Stock, but the Corporation shall pay the cash value of the common stock otherwise issuable, based upon the average of the bid and asked prices of such common stock as reported on NASDAQ, as of the date of conversion.

      RESOLVED FURTHER, that no increase in the number of shares of common stock to be issued upon conversion of shares of Preferred Stock shall be made unless and until such increase as provided in the foregoing resolutions shall equal at least one share of common stock, for all the then outstanding shares of Preferred Stock if then converted, such increase to be determined by dividing the increased number of shares of common stock (including only the number of shares of common stock to be included as set forth in the foregoing resolution) by the number of shares of common stock issuable upon conversion of Preferred Stock as of the date immediately preceding the issuance of any shares requiring such adjustment.

      RESOLVED FURTHER, that the payment of dividends and/or redemption price on the Preferred Stock shall be made in gold bullion pursuant to the foregoing resolutions, in such manner and delivery of such bullion shall be made as shall be determined by the Board of Directors.

      RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and instructed to take such actions and execute such documents as may be necessary and appropriate in order to carry out the foregoing resolutions, and that all actions taken in connection therewith be and the same hereby are ratified, affirmed and approved.

      RESOLVED FURTHER, that the remaining 60,000 shares of authorized but unissued Preferred Stock shall have such relative rights and preferences as shall be established by the Board of Directors pursuant to Wyoming law.

      3.    The foregoing resolutions were adopted on June 9, 1981.

      4. The foregoing resolutions were duly adopted by the Corporation's Board of Directors.


                                             ROCKY MOUNTAIN MINERALS, INC.

                                             By W. Ray Hill
                                                -------------------------------
SEAL                                            W. Ray Hill, Jr., President


                                             By Christopher B. Ford
                                                -------------------------------
                                                Christopher B. Ford, Secretary
Attest: Christopher B. Ford
        ------------------------------
        Christopher B. Ford, Secretary

                                                               STATE OF WYOMING
                                                                    FILED
                                                                 AT 10:30 AM
                                                                 DEC 28 1981
                                                                    187922
                                                                THYRA THOMSON
                                                              SECRETARY OF STATE

                         ROCKY MOUNTAIN MINERALS, INC.

                      STATEMENT CONCERNING $.015 CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

      Rocky Mountain Minerals, Inc., a Wyoming corporation, hereby states as follows pursuant to ss. 13 of the Wyoming Business Corporation Act:

      1.    The name of the corporation is Rocky Mountain Minerals, Inc.

      2. The resolutions adopted by the corporation's Board of Directors establishing and designating the corporation's $,015 Cumulative Convertible Preferred Stock, and the relative rights and preferences thereof, are as follows:

      RESOLVED, that the maximum of 44,000,000 shares of Preferred Stock to be offered and sold pursuant to a Registration Statement on Form S-3, registration number 2-70876, shall be designated $.015 Cumulative Convertible Preferred Stock, such stock to bear dividends at the rate of $.015 per share per annum, and no more, to accrue from September 21, 1981. Such dividends shall have full priority over any dividends which may be declared upon the common stock of the Corporation. Dividends shall be cumulative and are payable annually in cash, in shares of the Corporation's common stock or in kind, at the election of the Board of Directors by resolution duly adopted, if and when declared by such Board of Directors pursuant to Wyoming law only from unrestricted and unreserved earned surplus.

      RESOLVED FURTHER, that the foregoing dividends shall be payable in shares of the Corporation's common stock only from unrestricted and unreserved surplus.

      RESOLVED FURTHER, that the foregoing dividends shall be paid in gold bullion, but only to the extent the Corporation has gold bullion, and then in accordance with the foregoing resolutions. Such dividends, if so paid in gold bullion, shall be declared and paid based upon the afternoon London fixing price of gold on the day preceding the record date, which, for all dividends, shall be July 1 of each year. Dividends shall not be paid in gold bullion except in whole increments of one-quarter ounce each, but the Corporation shall pay cash or shares of common stock for fractional amounts.

      RESOLVED FURTHER, that any shares of common stock issued as dividends to holders of record of Preferred Stock pursuant to the foregoing resolutions, shall be as of the foregoing record date each year, and shall be issued within 15 days of such record date. The number of shares of commn stock to be issued as dividends shall be determined with reference to the average bid price of the common stock as reported on NASDAQ for the 30 day period immediately preceding July 1 of each year.

      RESOLVED FURTHER, that the foregoing shares of preferred Stock shall be redeemable at the option of the Corporation in amounts of at least $100,000 at any time subsequent to September 21, 1983, at a redemption price of $.15 per such share, plus accrued or unpaid dividends, payable in cash, shares of common stock or one-quarter ounce increments of gold bullion, based upon the London afternoon fixing price of gold at the close of the day, 60 days before the redemption date. Such redemption shall be made by the Corporation in gold, if and to the extent the Corporation has gold in amounts equal to at least $100,000, but only in one-quarter ounce increments. The balance of any such redemption price which would otherwise be payable in gold shall be paid in cash or shares of common stock, and if the Corporation does not have at least $100,000 in gold bullion, such redemption price shall be paid in cash or shares of common stock, at the election of the Board of Directors. The number of shares of common stock which shall be issued in payment of the redemption price in accordance with the foregoing, shall be determined with reference to the average bid price of the common stock that is reported on NASDAQ for the 30 day period prior to the giving of notice of redemption.

      RESOLVED FURTHER, that notice of redemption as set forth in the foregoing resolutions shall be given at least 60 days prior to the date fixed for redemption, and the shares to be redeemed shall be determined in such manner as the Board of Directors may by resolution duly adopted provide. If notice of redemption shall have been given and the funds necessary for redemption shall have been deposited in trust or otherwise preserved for such redemption pursuant to such provisions and instruments as the Board of Directors shall establish for such purpose, then from such designated redemption data the holders of Preferred Stock called for redemption shall have no rights with respect to their shares except the right to receive the redemption price without interest, and the shares so called shall no longer be deemed outstanding shares of the Corporation's capital stock.

      RESOLVED FURTHER, that in the event of any liquidation, dissolution or winding-up of the Corporation, the holders of the preferred Stock as set forth in the foregoing resolutions shall be entitled to receive an amount equal to $.10 per such share plus accrued dividends, prior to any distributions of assets to be made to holders of common stock.

      RESOLVED FURTHER, that the holders of the Preferred Stock shall be entitled at any time after September 21, 1981 (except in the case of such shares called for redemption pursuant to the foregoing resolutions, not after the redemption date) to convert each share of preferred Stock into four-tenths (.4) of one (1) share of common stock, subject to adjustment as set forth in the following resolution, and that all shares of common stock issued upon conversion, upon redemption and in payment of dividends pursuant to the foregoing resolutions, shall be issued fully paid and nonassessable.

      RESOLVED FURTHER, that the number of shares of common stock to be issued upon conversion of shares of Preferred Stock shall be increased if the Corporation should issue to an officer, director or other affiliate of the Corporation any additional common stock after September 21, 1981, for consideration per such share of common stock less than the then current market price of such common stock, and for stock splits and stock combinations, such increases to be effective upon issuance of such shares, provided that no such increase shall be made upon the issuance of common stock in connection with the payment of dividends on or the redemption of Preferred Stock, or in connection with the acquisition of property or assets other than cash, except cash acquired as part of a going concern and also other than property or assets acquired from a principal shareholder of the Corporation or an affiliate of such principal share-holder, or in connection with the issuance of up to l,000,000 shares of common stock if issued pursuant to the Corporation's existing stock option plan, or in connection with the issuance of up to 1,200,000 shares of common stock issued upon conversion of warrants to purchase common stock out-standing as of September 21, 1981, provided further, that no fractional shares of the common stock shall be issued upon conversion of shares of Preferred Stock, but the Corporation shall pay the cash value of the common stock otherwise issuable, based upon the average of the bid and asked prices of such common stock as reported on NASDAQ, as of the date of conversion.

      RESOLVED FURTHER, that no increase in the number of shares of common stock to be issued upon conversion of shares of Preferred Stock shall be made unless and until such increase as provided in the foregoing resolutions shall equal at least one-tenth (.1) share of common stock, for each of the then outstanding shares of preferred Stock if then converted, such increase to be determined by dividing the increased number of shares of common stock {including only the number of shares of common stock to be included as set forth in the foregoing resolution) by the number of shares of common stock issuable upon conversion of Preferred Stock as of the date immediately preceding the issuance of any shares requiring such adjustment.

      RESOLVED FURTHER, that the payment of dividends and/or redemption price on the Preferred Stock shall be made in gold bullion pursuant to the foregoing resolutions, in such manner and delivery of such bullion shall be made as shall be determined by the Board of Directors.

      RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and instructed to take such actions and execute such documents as may be necessary and appropriate in order to carry out the foregoing resolutions, and that all actions taken in connection therewith be and the same hereby are ratified, affirmed and approved.

      RESOLVED FURTHER, that the remaining 6,000,000 shares of authorized but unissued Preferred Stock shall have such relative rights and preferences as shall be established by the Board of Directors pursuant to Wyoming law.

      3.    The foregoing resolutions were adopted on September 14, 1981.

      4. The foregoing resolutions were duly adopted by the Corporation's Board of Directors.


                                             ROCKY MOUNTAIN MINERALS, INC.

                                             By W. Ray Hill
                                                -------------------------------
SEAL                                            W. Ray Hill, Jr., President


                                             By Christopher B. Ford
                                                -------------------------------
                                                Christopher B. Ford, Secretary
Attest: Christopher B. Ford
        ------------------------------
        Christopher B. Ford, Secretary


                                       -3-